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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Celgene Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-70083, 333-91977, 333-39716, 333-107980, 333-65908, 333-138497, 333-149603, 333-152655, 333-160955, 333-177669) on Form S-8, in the registration statements (Nos. 333-02517, 333-32115, 333-38861, 333-52963, 333-87197, 333-93759, 333-94915, 333-75636, 333-107977, 333-107978, 333-138395, 333-169731) on Form S-3, and in the registration statements (Nos. 333-101196, 333-42302, 333-148777 and 333-168369) on Form S-4 of Celgene Corporation of our reports dated February 22, 2012, with respect to the consolidated balance sheets of Celgene Corporation and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 2011, the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Celgene Corporation and subsidiaries.

/s/ KPMG LLP

Short Hills, New Jersey
February 22, 2012

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM